UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Forward Air Corporation

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April 19, 2007

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Forward Air Corporation, you are cordially invited to attend the Annual Meeting of Shareholders on Tuesday, May 22, 2007, at 8:00 a.m., EDT, in the Catalpa Room at The Ritz-Carlton Lodge, Reynolds Plantation, One Lake Oconee Trail, Greensboro, Georgia 30642.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting in person, please vote and submit your proxy over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy in the envelope provided as promptly as possible. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

I hope you will be able to join us, and we look forward to seeing you at the meeting.

Sincerely yours,

Bruce A. Campbell
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 2007
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION Compensation Discussion And Analysis
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN

FORWARD AIR CORPORATION
430 Airport Road
Greeneville, Tennessee 37745

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2007

To the Shareholders of Forward Air Corporation:

The Annual Meeting of Shareholders of Forward Air Corporation (the “Company”) will be held on Tuesday, May 22, 2007, beginning at 8:00 a.m., EDT, in the Catalpa Room at The Ritz-Carlton Lodge, Reynolds Plantation, One Lake Oconee Trail, Greensboro, Georgia 30642.

Attendance at the Annual Meeting will be limited to shareholders, those holding proxies from shareholders and representatives of the press and financial community. To gain admission to the Annual Meeting, you will need to show that you are a shareholder of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting, please retain and bring the top portion of the enclosed proxy card as your admission ticket. If your shares are in the name of your broker or bank, or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement.

The purposes of this meeting are:

1.	To elect eight members of the Board of Directors with terms expiring at the next Annual Meeting of Shareholders in 2008;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company;

3.	To approve the Amended and Restated Non-Employee Director Stock Plan; and

4.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

We will make available a list of shareholders of record as of the March 15, 2007 record date for inspection by shareholders during normal business hours from April 23, 2007 until May 21, 2007 at the Company’s principal place of business, 430 Airport Road, Greeneville, Tennessee 37745. The list also will be available to shareholders at the meeting.

Only shareholders of the $0.01 par value common stock of the Company of record at the close of business on March 15, 2007 are entitled to notice of and to vote at the Annual Meeting. Shareholders are cordially invited to attend the meeting in person.

It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend the meeting, please vote and submit your proxy over the Internet, by telephone or by mail. Please refer to the proxy card for specific voting instructions. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors,

Matthew J. Jewell
Senior Vice President, General Counsel
and Secretary

Greeneville, Tennessee
April 19, 2007

FORWARD AIR CORPORATION
430 Airport Road
Greeneville, Tennessee 37745
(423) 636-7000

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to the shareholders of Forward Air Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders to be held on Tuesday, May 22, 2007, beginning at 8:00 a.m., EDT, in the Catalpa Room at The Ritz-Carlton Lodge, Reynolds Plantation, One Lake Oconee Trail, Greensboro, Georgia 30642, and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This proxy material was first mailed to shareholders on or about April 19, 2007.

You can ensure that your shares are voted at the Annual Meeting by submitting your instructions over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy in the envelope provided. You may revoke your proxy at any time before it is exercised by voting in person at the Annual Meeting or by delivering written notice of your revocation to, or a subsequent proxy to, the Secretary of the Company at its principal executive offices. Each proxy will be voted FOR Proposals 1, 2 and 3 if no contrary instruction is indicated in the proxy, and in the discretion of the persons named in the proxy on any other matter that may properly come before the shareholders at the Annual Meeting.

Shareholders are entitled to one vote for each share of common stock held of record at the close of business on March 15, 2007 (the “Record Date”). There were 30,391,176 shares of our $0.01 par value common stock issued and outstanding on the Record Date. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the Annual Meeting.

The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.

Any matter that properly comes before the Annual Meeting will be approved if the number of shares of common stock voted in favor of the proposal exceeds the number of shares of common stock voted against it. A properly executed proxy marked “Abstain” with respect to a proposal will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, as long as a quorum is present, abstaining from any proposal that properly comes before the Annual Meeting will have no effect on whether the proposal is approved.

Brokers who hold shares for the accounts of their clients who do not receive voting instructions may not vote for certain of the proposals contained in this Proxy Statement unless specifically instructed to do so by their clients. Proxies that are returned to us where brokers have received instructions to vote on one or more proposal(s) but have not received instructions to vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum.

The Company will bear the cost of soliciting proxies for the Annual Meeting. Our officers and employees may also solicit proxies by mail, telephone, e-mail or facsimile transmission. They will not be paid additional remuneration for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the date of this Proxy Statement, our Board is comprised of eight directors, seven of whom are non-employee directors. There are eight nominees for election at the Annual Meeting of Shareholders, each to hold office until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified. The Board of Directors recommends a vote FOR the election of the eight nominees named below. Duly executed proxies will be so voted unless record holders specify a contrary choice on their proxies. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board may propose, or the Board may reduce the number of directors. The Board has no reason to expect that the nominees will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration. Proxies cannot be voted for a greater number of persons than the number named.

Shareholder Vote Requirement

The nominees for election shall be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors. Each share shall have one vote for each directorship to be filled on the Board of Directors.

Director Nominees

The following persons are the nominees for election to serve as directors. There are no family relationships between any of the director nominees. Each director nominee is standing for re-election by the shareholders except for Tracy A. Leinbach, who is standing for election for the first time. A third-party search firm initially identified Ms. Leinbach as a Board candidate to the Corporate Governance and Nominating Committee and, after a screening process and recommendation by the Committee, the Board elected Ms. Leinbach as a new director on March 29, 2007. Certain information relating to the nominees, furnished by the nominees, is set forth below. The ages set forth below are accurate as of the date of this Proxy Statement.

BRUCE A. CAMPBELL	Director since 1993
Greeneville, Tennessee	Age 55

Mr. Campbell has served as a director since April 1993, as President since August 1998 and as Chief Executive Officer since October 2003. Mr. Campbell was Chief Operating Officer from April 1990 until October 2003 and Executive Vice President from April 1990 until August 1998. Prior to joining the Company, Mr. Campbell served as vice president of Ryder-Temperature Controlled Carriage in Nashville, Tennessee from September 1985 until December 1989. Mr. Campbell also serves as a director of Greene County Bancshares, Inc.

C. ROBERT CAMPBELL	Director since 2005
Coral Gables, Florida	Age 62

Mr. Campbell has been Executive Vice President and Chief Financial Officer of MasTec, Inc., a leading communications and energy infrastructure service provider in North America, since October 2004. Mr. Campbell has over 25 years of senior financial management experience. From January 2002 to October 2004, Mr. Campbell was executive vice president and chief financial officer for TIMCO Aviation Services, Inc. From April 1998 to June 2000, Mr. Campbell was the president and chief executive officer of BAX Global, Inc., and from March 1995 to March 1998, he was executive vice president-finance and chief financial officer for Advantica Restaurant Group, Inc. Mr. Campbell is a Certified Public Accountant.

RICHARD W. HANSELMAN	Director since 2004
Nashville, Tennessee	Age 79

Mr. Hanselman has served as Chairman of the Board of the Company since May 2005. Mr. Hanselman was a director of ArvinMeritor, Inc., a global supplier of a broad range of systems, modules and components to the motor vehicle industry, from July 2000 until his retirement from its Board in January 2007. Mr. Hanselman was a director of Arvin Industries, Inc. from 1983 until it merged with ArvinMeritor, Inc. Mr. Hanselman was the non-executive chairman of the board of Health Net, Inc., a managed care provider, from May 1999 until December 2003, and he continued to serve as a director until May 2005. Mr. Hanselman also served as a director of predecessor corporations of Health Net, Inc. Formerly, Mr. Hanselman was chairman, president and chief executive officer of Genesco, Inc. from May 1980 until January 1986. In addition, Mr. Hanselman is an Honorary Trustee of the Committee for Economic Development.

C. JOHN LANGLEY, JR.	Director since 2004
Knoxville, Tennessee	Age 61

Dr. Langley is The Supply Chain and Logistics Institute Professor of Supply Chain Management and a member of the faculty of the School of Industrial and Systems Engineering at the Georgia Institute of Technology. Dr. Langley serves as Director of Supply Chain Executive Programs at Georgia Tech and as Executive Director of the Supply Chain Executive Forum. Prior to his September 2001 appointment with Georgia Tech, Dr. Langley served as a Professor at the University of Tennessee since September 1973, where most recently he was the Dove Distinguished Professor of Logistics and Transportation. Dr. Langley also is a director of UTi Worldwide Inc.

TRACY A. LEINBACH	Director since 2007
Miami, Florida	Age 47

Ms. Leinbach served as Executive Vice President and Chief Financial Officer of Ryder System, Inc., a global leader in supply chain, warehousing and transportation management solutions, from March 2003 until her retirement in February 2006. Ms. Leinbach served as Executive Vice President of Ryder’s Fleet Management Solutions from March 2001 to March 2003, Senior Vice President, Sales and Marketing from September 2000 to March 2001, and she was Senior Vice President, Field Management from July 2000 to September 2000. Ms. Leinbach also served as Managing Director-Europe of Ryder Transportation Services from January 1999 to July 2000 and previously she had served Ryder Transportation Services as Senior Vice President and Chief Financial Officer from 1998 to January 1999, Senior Vice President, Business Services from 1997 to 1998, and Senior Vice President, Purchasing and Asset Management for six months during 1996. From 1985 to 1996, Ms. Leinbach held various financial positions in Ryder subsidiaries.

G. MICHAEL LYNCH	Director since 2005
Bloomfield Hills, Michigan	Age 64

Mr. Lynch is Executive Vice President and Chief Financial Officer and a member of the Strategy Board for Federal-Mogul Corporation. Federal-Mogul is a global manufacturer and marketer of automotive component parts. Prior to joining Federal-Mogul in July 2000, Mr. Lynch worked at Dow Chemical Company, where he was vice president and controller. Mr. Lynch also spent 29 years at Ford Motor Company, where his most recent position was controller, automotive components division, which ultimately became Visteon. While at Ford, Mr. Lynch held a number of varied financial assignments, including executive vice president and chief financial officer of Ford New Holland. Mr. Lynch also sits on the board of Champion Enterprises, Inc.

RAY A. MUNDY	Director since 2000
St. Louis, Missouri	Age 62

Dr. Mundy has served as director of the Center for Transportation Studies and Barriger Endowed Professor of Transportation and Logistics at the University of Missouri since January 2000. From January 1996 until December 1999, he was the Taylor Distinguished Professor of Logistics and Transportation at the University of Tennessee. Also, while at the University of Tennessee, Dr. Mundy managed its Transportation Management & Policies Studies program and was one of the directors of its Supply Chain Forum. Additionally, Dr. Mundy serves as a consultant to both the public and private sectors and sits on advisory boards for Internet, transportation and logistics companies.

B. CLYDE PRESLAR	Director since 2004
Tampa, Florida	Age 52

Mr. Preslar served as Executive Vice President and Chief Financial Officer of Cott Corporation, the world’s leading supplier of retailer brand carbonated soft drinks, from August 2005 until December 2006. From April 1996 until August 2005, Mr. Preslar was chief financial officer and vice president of Lance, Inc., and was its secretary from February 2002 until August 2005. Mr. Preslar was director of finance at Black & Decker Corporation from July 1989 until April 1996. Mr. Preslar is a Certified Public Accountant and a Certified Management Accountant. Mr. Preslar also is a director of Alliance One International, Inc.

CORPORATE GOVERNANCE

Independent Directors

The Company’s common stock is listed on The NASDAQ Stock Market LLC (“Nasdaq”). Nasdaq requires that a majority of the directors be “independent directors,” as defined in Nasdaq Marketplace Rule 4200. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that seven of the Company’s eight current directors have no other direct or indirect relationships with the Company and therefore are independent directors on the basis of Nasdaq’s standards and an analysis of all facts specific to each director. The independent directors are C. Robert Campbell, Richard W. Hanselman, C. John Langley, Jr., Tracy A. Leinbach, G. Michael Lynch, Ray A. Mundy and B. Clyde Preslar.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that give effect to Nasdaq’s requirements related to corporate governance and various other corporate governance matters. The Company’s Corporate Governance Guidelines, as well as the charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, are available on the Company’s website at www.forwardair.com and are available in print by contacting the Corporate Secretary by mail at Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745, or by telephone at (423) 636-7000.

Non-Employee Director Meetings

Pursuant to the Company’s Corporate Governance Guidelines, the Company’s non-employee directors meet in executive session without management on a regularly scheduled basis, but not less frequently than quarterly. The non-executive Chairman presides at such executive sessions or, in his or her absence, a non-employee director designated by such non-executive Chairman.

Interested parties who wish to communicate with the Chairman of the Board or the non-employee directors as a group should follow the procedures found below under “Corporate Governance — Shareholder Communications.”

Director Nominating Process

The Corporate Governance and Nominating Committee evaluates a candidate for director who was recommended by a shareholder in the same manner as a candidate recommended by other means. Shareholders wishing to communicate with the Corporate Governance and Nominating Committee concerning potential director candidates may do so by corresponding with the Corporate Secretary at Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745, and including the name and biographical data of the individual being suggested.

All recommendations should include the written consent of the nominee to be nominated for election to the Company’s Board of Directors. To be considered, the Company must receive recommendations at least 120 calendar days prior to the one year anniversary of the Company’s proxy statement date for the prior year’s Annual Meeting of Shareholders and include all required information to be considered. In the case of the 2008 Annual Meeting of Shareholders, this deadline is December 21, 2007. All recommendations will be brought to the attention of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board. This assessment includes among other relevant factors in the context of the perceived needs of the Board at that time, the possession of such knowledge, experience, skills, expertise and diversity to enhance the Board’s ability to manage and direct the affairs and business of the Company.

The Company’s Board of Directors has established the following process for the identification and selection of candidates for director. The Corporate Governance and Nominating Committee, in consultation with the Chairman of the Board, periodically examines the composition of the Board and determines whether the Board would better serve its purposes with the addition of one or more directors. If the Corporate Governance and Nominating Committee determines that adding a new director is advisable, the Committee initiates the search, working with other directors and management and, if appropriate or necessary, a third-party search firm that specializes in identifying director candidates.

The Corporate Governance and Nominating Committee will consider all appropriate candidates proposed by management, directors and shareholders. Information regarding potential candidates shall be presented to the Corporate Governance and Nominating Committee, and the Committee shall evaluate the candidates based on the needs of the Board at that time and issues of knowledge, experience, skills, expertise and diversity, as set forth in the Company’s Corporate Governance Guidelines. Potential candidates will be evaluated according to the same criteria, regardless of whether the candidate was recommended by shareholders, the Corporate Governance and Nominating Committee, another director, Company management, a search firm or another third party. The Corporate Governance and Nominating Committee will submit any recommended candidate(s) to the full Board of Directors for approval and recommendation to the shareholders.

Shareholder Communications

Shareholders who wish to communicate with the Board, a Board committee or any such other individual director or directors may do so by sending written communications addressed to the Board of Directors, a Board committee or such individual director or directors, c/o Corporate Secretary, Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745. All communications will be compiled by the General Counsel of the Company and forwarded to the members of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board, the communication shall be forwarded to all members of the Board of Directors.

Annual Performance Evaluations

The Company’s Corporate Governance Guidelines provide that the Board of Directors shall conduct an annual evaluation to determine, among other matters, whether the Board and the Committees are functioning effectively. The Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also required to each conduct an annual self-evaluation. The Corporate Governance and Nominating Committee is responsible for overseeing this self-evaluation process.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to all Company employees, officers and directors, which is available on the Company’s website at www.forwardair.com. The Code of Ethics complies with Nasdaq and Securities and Exchange Commission (the “SEC”) requirements, including procedures for the confidential, anonymous submission by employees or others of any complaints or concerns about the Company or its accounting practices, internal accounting controls or auditing matters. The Company will also mail the Code of Ethics to any shareholder who requests a copy. Requests may be made by contacting the Corporate Secretary as described above under “Corporate Governance — Corporate Governance Guidelines.”

Board Attendance

The Company’s Corporate Governance Guidelines provide that all directors are expected to attend all meetings of the Board and committees on which they serve and are also expected to attend the Annual Meeting of Shareholders. During 2006, the Board of Directors held five meetings. All of the incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board on which they served during 2006. Six of the seven incumbent director nominees attended the 2006 Annual Meeting of Shareholders.

Board Committees

The Board presently has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. With the exception of the Executive Committee, each committee has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. In addition, the Board has determined that each member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is “independent,” as defined in Nasdaq Marketplace Rule 4200, and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. Additional information regarding the functions of the Board’s committees, the number of meetings held by each committee during 2006 and their present membership is set forth below.

The Board nominated each of the nominees for election as a director and each nominee currently is a director. Assuming election of all of the director nominees, following is a list of persons who will constitute the Company’s Board of Directors following the meeting, including their current committee assignments.

Name	Committees

Bruce A. Campbell	Executive
C. Robert Campbell	Audit and Compensation
Richard W. Hanselman	Executive
C. John Langley, Jr.	Compensation (Chair) and Corporate Governance and Nominating
Tracy A. Leinbach	*
G. Michael Lynch	Audit and Corporate Governance and Nominating
Ray A. Mundy	Corporate Governance and Nominating (Chair)
B. Clyde Preslar	Audit (Chair) and Compensation

*	The Board elected Ms. Leinbach as a director on March 29, 2007 and she currently does not serve on a committee.

Executive Committee.  The Executive Committee is authorized, to the extent permitted by law and the Bylaws of the Company, to act on behalf of the Board of Directors on all matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act, subject to certain materiality restrictions established by the Board. During 2006, there were no meetings of the Executive Committee.

Audit Committee.  The Audit Committee engages the Company’s independent registered public accounting firm, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent registered public accounting firm’s report, considers comments made by such firm with respect to the Company’s internal control structure, and reviews the internal audit process and internal accounting procedures and controls with the Company’s financial and accounting staff. A more detailed description of the Audit Committee’s duties and responsibilities can be found in the Audit Committee Report on page 25 of this Proxy Statement and in the Audit Committee Charter. A current copy of the written charter of the Audit Committee is attached as Appendix A to this Proxy Statement and is available on the Company’s website at www.forwardair.com.

The Board of Directors has determined that each member of the Audit Committee, B. Clyde Preslar (Chair), C. Robert Campbell and G. Michael Lynch, meets the definition of an “audit committee financial expert,” as that term is defined by the rules and regulations of the SEC. The Audit Committee held seven meetings during 2006.

Compensation Committee.  The Compensation Committee is responsible for determining the overall compensation levels of certain of the Company’s executive officers and administering the Company’s employee incentive plans and other employee benefit plans. In addition, it approves the Compensation Discussion and Analysis for inclusion in the proxy statement (see page 14 of this Proxy Statement). A current copy of the written charter of the Compensation Committee is available on the Company’s website at www.forwardair.com. The Compensation Committee held four meetings during 2006.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending them to the full Board for consideration. This responsibility includes all potential candidates, whether initially recommended by management, other Board members or shareholders. In addition, the Committee makes recommendations to the Board for Board committee assignments, develops and annually reviews corporate governance guidelines for the Company, and otherwise oversees corporate governance matters. In addition, the Committee coordinates an annual performance review for the Board, Board committees and individual director nominees. The Committee periodically reviews and makes recommendations to the Board regarding director compensation for the Board’s approval. Also, the Committee oversees management succession planning.

A description of the Committee’s policy regarding director candidates nominated by shareholders appears in “Corporate Governance — Director Nominating Process” above. A current copy of the written charter of the Corporate Governance and Nominating Committee is available on the Company’s website at www.forwardair.com. The Corporate Governance and Nominating Committee held four meetings during 2006.

DIRECTOR COMPENSATION

The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation. The Company does not pay employee directors for Board service in addition to their regular employee compensation.

The Corporate Governance and Nominating Committee, which consists solely of independent non-employee directors, has the primary responsibility to review and consider any revisions to the non-employee director compensation program. In accordance with the Committee’s recommendations, the Board revised the non-employee directors’ cash compensation program effective May 24, 2006 as follows:

•	increased the non-employee Chairman of the Board’s annual cash retainer from $50,000 to $77,500;

•	increased all other non-employee directors’ annual cash retainer from $20,000 to $27,500;

•	increased the Audit Committee Chair’s annual cash retainer from $10,000 to $15,000;

•	added an annual cash retainer of $7,500 for the Corporate Governance and Nominating Committee and Compensation Committee Chairs;

•	increased all non-Chair Audit Committee members’ fees from $5,000 to $7,500;

•	maintained the $1,500 per in-person meeting fee; and

•	maintained the $750 per teleconference meeting fee.

No additional fee is paid for committee meetings held on the same day as Board meetings. All directors are reimbursed reasonable travel expenses for meetings attended in person. In addition, the Company reimburses directors for expenses associated with participation in continuing director education programs.

In addition, effective May 24, 2006, shareholders of the Company adopted the 2006 Non-Employee Director Stock Plan (the “2006 Director Stock Plan”), which replaced and terminated the 1996 Non-Employee Director Stock Option Plan (the “1996 Plan”). The 2006 Director Stock Plan provides for each non-employee director to receive an automatic annual grant of 2,250 restricted shares of common stock, subject to a three-year vesting schedule. Under the 1996 Plan, non-employee directors received an automatic annual grant of an option for the purchase of 7,500 shares of common stock.

See Proposal 3, “Approval of the Amended and Restated Non-Employee Director Stock Plan” on page 27 of this Proxy Statement.

The following table shows the compensation we paid in 2006 to our incumbent non-employee directors. The Company does not pay employee directors for Board service in addition to their regular employee compensation.

	Fees Paid in
	Cash	Stock Awards	Dividends	Total
Name	($)	($)(1)	($)(2)	($)

Richard W. Hanselman	$66,621	$15,868	$473	$82,962
C. Robert Campbell	40,794	15,868	473	57,135
C. John Langley, Jr.	38,066	15,868	473	54,407
G. Michael Lynch	44,544	15,868	473	60,885
Ray A. Mundy	40,316	15,868	473	56,657
B. Clyde Preslar	51,055	15,868	473	67,396

(1)	Represents the proportionate amount of the total fair value of non-vested restricted shares and deferred stock unit awards recognized by the Company as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

(2)	Represents dividend payments or dividend equivalents on non-vested restricted shares or deferred stock unit awards granted during 2006. These dividend payments are nonforfeitable.

The following table indicates the aggregate number of outstanding options, deferred restricted stock units or non-vested restricted shares held by each incumbent director at the end of 2006 and those shares or units that have not yet vested.

		Number of Shares or
	Number of Securities	Units of Stock Held
	Underlying Unexercised	That Have Not
Name	Options (#) Exercisable	Vested (#)

Richard W. Hanselman	18,750	2,250
C. Robert Campbell	—	2,250
C. John Langley, Jr.	10,625	2,250
G. Michael Lynch	—	2,250
Ray A. Mundy	63,750	2,250
B. Clyde Preslar	18,750	2,250

Certain Relationships and Related Person Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Other than as provided in the Audit Committee Charter, the Company does not have a written policy governing related person transactions. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Based on information provided by the directors, director nominees and executive officers, and the Company’s legal department, the Audit Committee determined that there are no related person transactions to be reported in this Proxy Statement.

C. John Langley, Jr. serves as a director of UTi Worldwide, Inc. In its ordinary course of business, the Company provided transportation services to UTi Worldwide, Inc. during 2006 and may continue to do so in the future.

Compensation Committee Interlocks and Insider Participation

During all of 2006, the Compensation Committee was fully comprised of independent non-employee directors. Since May 23, 2006, C. John Langley, Jr. (Chair), C. Robert Campbell and B. Clyde Preslar have been members of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our outstanding common stock held as of the Record Date by (i) each director and director nominee; (ii) our Chief Executive Officer, Chief Financial Officer, each of the next three most highly compensated executive officers and a former executive officer, as required under SEC rules (collectively, the “Named Executive Officers”); and (iii) all directors and executive officers as a group. The table also sets forth information as to any person, entity or group known to the Company to be the beneficial owner of 5% or more of the Company’s common stock as of December 31, 2006.

Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security, has or shares the power to dispose of or direct the disposition of the security, or has the right to acquire the security within 60 days. Except as otherwise indicated, the shareholders listed in the table are deemed to have sole voting and investment power with respect to the common stock owned by them on the dates indicated above. Shareholders of non-vested restricted shares included in the table are entitled to voting and dividend rights.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number		Percent (%)(2)(3)

Directors, Nominees and Named Executive Officers
Bruce A. Campbell	469,661	(4)	1.5
C. Robert Campbell	—	(5)	*
Andrew C. Clarke	38,113	(6)	*
Richard W. Hanselman	21,750	(7)	*
C. John Langley, Jr.	13,550	(8)	*
Tracy A. Leinbach	—		*
G. Michael Lynch	2,750	(9)	*
Ray A. Mundy	66,997	(10)	*
B. Clyde Preslar	21,375	(7)	*
Rodney L. Bell	250,141	(11)	*
Craig A. Drum	81,943	(12)	*
Matthew J. Jewell	203,468	(13)	*
Chris C. Ruble	138,335	(14)	*
All directors and executive officers as a group (14 persons)	1,313,083	(15)	4.3
Other Principal Shareholders
Wellington Management Company, LLP	4,132,407	(16)	13.5
Columbia Wanger Asset Management, L.P.	2,200,000	(17)	7.2
Federated Investors, Inc.	2,025,891	(18)	6.6
Kayne Anderson Rudnick Investment Management, LLC	1,867,503	(19)	6.1

*	Less than one percent.

(1)	The business address of each listed director, nominee and Named Executive Officer is c/o Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745.

(2)	The percentages shown for directors, nominees and executive officers are based on 30,391,176 shares of common stock outstanding on the Record Date.

(3)	The percentages shown for other principal shareholders are based on 30,498,931 shares of common stock outstanding on December 31, 2006.

(4)	Includes 10,053 non-vested restricted shares and 424,459 options that are fully exercisable; however, 50,000 of such options are subject to certain exercise restrictions pursuant to an Option Restriction Agreement between Mr. Campbell and the Company.

(5)	Excludes 2,250 deferred stock units and 18.74 dividend equivalent rights.

(6)	Includes 36,988 shares held jointly by Mr. Clarke and his wife and 1,125 shares held by his wife as custodian for their minor children. Mr. Clarke resigned as Chief Financial Officer, Senior Vice President and Treasurer effective June 2, 2006.

(7)	Includes 2,250 non-vested restricted shares and 18,750 options that are fully exercisable.

(8)	Includes 2,250 non-vested restricted shares and 10,625 options that are fully exercisable.

(9)	Includes 2,250 non-vested restricted shares.

(10)	Includes 2,250 non-vested restricted shares and 63,750 options that are fully exercisable.

(11)	Includes 8,666 non-vested restricted shares and 213,186 options that are fully exercisable; however, 63,750 of such options are subject to certain exercise restrictions pursuant to an Option Restriction Agreement between Mr. Bell and the Company.

(12)	Includes 6,666 non-vested restricted shares and 71,250 options that are fully exercisable; however, 45,000 of such options are subject to certain exercise restrictions pursuant to an Option Restriction Agreement between Mr. Drum and the Company.

(13)	Includes 7,333 non-vested restricted shares and 190,402 options that are fully exercisable; however, 63,750 of such options are subject to certain exercise restrictions pursuant to an Option Restriction Agreement between Mr. Jewell and the Company.

(14)	Includes 7,000 non-vested restricted shares and 127,500 options that are fully exercisable; however, 63,750 of such options are subject to certain exercise restrictions pursuant to an Option Restriction Agreement between Mr. Ruble and the Company.

(15)	Includes 55,134 non-vested restricted shares and 1,138,672 options that are fully exercisable; however, 286,250 of such options are subject to certain exercise restrictions pursuant to Option Restriction Agreements between the Named Executive Officers and the Company.

(16)	Wellington Management Company, LLP (“Wellington”), 75 State Street, Boston, Massachusetts 02109, reported beneficial ownership of the shares as of December 31, 2006 in a Schedule 13G/A filed with the SEC. Wellington, an investment adviser, reported having shared voting power over 3,066,057 shares and dispositive power over 4,132,407 shares and no sole voting or dispositive over the shares.

(17)	Columbia Wanger Asset Management, L.P. (“WAM”) and Columbia Acorn Trust (“CAT”), 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606, reported beneficial ownership of the shares as of December 31, 2006 in a Schedule 13G/A filed with the SEC. WAM, an investment adviser, and CAT, a Massachusetts business trust advised by WAM, reported having sole voting power over 2,050,000 shares, sole dispositive power over 2,200,000 shares, shared voting power over 150,000 shares and no shared dispositive power over the shares.

(18)	Federated Investors, Inc. (“Federated”), Federated Investors Tower, Pittsburg, Pennsylvania 15222, reported beneficial ownership of the shares as of December 31, 2006 in a Schedule 13G/A filed with the SEC. All of Federated’s shares were reported as being held in the Voting Shares Irrevocable Trust (the “Trust”), for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). Federated, a parent holding company, and the Trust were reported to have sole voting and dispositive power over the shares and no shared voting or dispositive power over the shares. Each of the Trustees was reported to have shared voting and dispositive power over the shares and no sole voting or dispositive power over the shares. Each of Federated, the Trust and the Trustees declared that this information should not be construed as an admission that they were the beneficial owners of the shares and expressly disclaimed beneficial ownership of the shares.

(19)	Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”), 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067, reported beneficial ownership of the shares as of December 31, 2006 in a Schedule 13G/A filed with the SEC. Kayne Anderson, an investment adviser, reported having sole voting and dispositive power over the shares and no shared voting or dispositive power over the shares.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board is comprised of three independent, non-employee directors. The Committee has the responsibility for establishing and monitoring adherence to the Company’s executive compensation philosophy and implementing compensation programs consistent with such philosophy. The Committee reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”) and the other Named Executive Officers (each of whom is identified in the Summary Compensation Table on page 20 of this Proxy Statement). The Committee then evaluates the performance of the Named Executive Officers in light of these established goals and objectives to determine the compensation of the Named Executive Officers, including base pay, annual incentive pay, long-term equity incentive pay and any other benefits and/or perquisites.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to attract, develop, reward and retain quality management talent in order to facilitate the Company’s achievement of its annual, long-term and strategic goals. The Committee believes that such a philosophy will properly align our executives’ interests with our shareholders’ interests by creating a pay-for-performance culture at the executive level, with the ultimate objective of increasing shareholder value. It is the Committee’s philosophy that executive compensation should recognize the contributions of individual executives to the Company’s goals and objectives, and should be competitive with compensation provided by both the Company’s functional industry peers as well as financial peers. The Committee believes that while executive compensation should be directly linked to performance, it should also be an incentive for executives to continually improve performance.

In order to meet its goals of attracting, developing, rewarding and retaining superior executive management, the Committee utilizes a compensation package that considers the compensation of similarly situated executives at peer organizations, the length of tenure of the executive, and value of the executive to the organization. Additionally, the Committee utilizes annual cash incentives tied directly to the Company’s performance measured against established goals. Finally, the Committee awards long-term compensation to its executives to recognize and reward past performance of the Company measured against established goals, to encourage retention of its executive management team, to encourage the Company’s executives to hold a long-term stake in the Company and to align the executives’ long-term compensation directly with the shareholder’s long-term value.

Employment Agreement with Bruce A. Campbell

There is an Employment Agreement between Bruce A. Campbell and the Company, which was effective January 24, 2006, and is for a term ending on the day before the annual meeting of shareholders in 2008. The term automatically extends for one additional year unless otherwise terminated by the Board of Directors or Mr. Campbell upon notice. Under the Employment Agreement, Mr. Campbell will receive an annual base salary of no less than $400,000. In addition, Mr. Campbell is eligible to receive long-term equity incentive awards under the Company’s 1999 Stock Option and Incentive Plan (the “1999 Plan”), or such other plans that the Company may adopt. Mr. Campbell will be eligible to receive an annual year-end cash bonus dependent upon the achievement of performance objectives by Mr. Campbell and the Company as established by the Compensation Committee. The Employment Agreement provides that Mr. Campbell will be entitled to the same fringe benefits as are generally available to the Company’s executive officers.

Under the Employment Agreement, the Company may terminate Mr. Campbell at any time with or without “just cause,” as defined in the Employment Agreement. If the Company should terminate Mr. Campbell without just cause, he would be entitled to receive (i) his base salary for the longer of one year from the date of termination or the remainder of the then-pending term of the Employment Agreement; (ii) any unpaid bonus amounts previously earned; and (iii) continued insurance coverage for one year from the date of such termination. Mr. Campbell would not be entitled to any unearned salary, bonus or other benefits if the Company were to terminate him for just cause.

Mr. Campbell also may terminate the Employment Agreement at any time; however, he would not be entitled to any unearned salary, bonus or other benefits if he does so absent circumstances resulting from a “change of control” or “material change in duties,” each as defined in the Employment Agreement. In the event of a change of control or material change in duties, Mr. Campbell would have two options. Mr. Campbell may resign and receive (i) his base salary for twelve months following the date of the change of control or material change in duties; (ii) a cash bonus equal to the prior year’s year-end cash bonus, plus any unpaid bonus amounts previously earned; (iii) any other payments due, including, among others, accrued and unpaid vacation pay; (iv) immediate acceleration of any stock options which are not then exercisable; and (v) continued insurance coverage for one year following the date of the change of control or material change in duties. Alternatively, Mr. Campbell could continue to serve as President and CEO of the Company for the duration of the term of the Employment Agreement or until he or the Company terminates it. The Employment Agreement also contains non-competition, non-solicitation and non-disclosure provisions following termination.

The Company does not have employment agreements with any other of its Named Executive Officers.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions related to the CEO subject to and consistent with the terms of the employment agreement between the Company and the CEO. The CEO makes recommendations regarding base salary, annual incentive pay and long-term equity incentive awards for the other Named Executive Officers and provides the Committee with justification for such awards. Specifically, the CEO will review the performance of each of the other Named Executive Officers for the Committee and then make compensation recommendations. While the Committee gives great weight to the recommendations of the CEO, it has full discretion and authority to make the final decision on the salaries, annual incentive awards and long-term equity incentive awards as to all of the Named Executive Officers.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and to reward the executives for achieving such goals. In furtherance of this goal, in 2005, the Committee engaged Ernst & Young LLP’s Human Capital Group, an outside global human resources consulting firm, to conduct a review of its total compensation program for the CEO, Chief Financial Officer and other key executives. The Human Capital Group provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the Named Executive Officers.

In making compensation decisions, the Committee compares each element of total compensation against a group of publicly-traded functional industry peers and a group of financial peers (collectively, the “Peer Group”). The functional industry peers consist of a variety of publicly-traded transportation and logistics companies, which while having a median revenue size larger than the Company, most accurately resemble the Company in model and performance in the transportation sector. The financial peers consist of a variety of publicly-traded companies that have similar financial traits as the Company in such areas as, but not limited to, net sales, EBITDA and ROE. The financial peers are not direct competitors but they serve as good comparisons because of their financial size and performance. Since the completion of this study, the Committee has updated the Peer Group compensation data by reviewing publicly-available information relating to the Peer Group’s compensation practices.

The Peer Group for the fiscal year ended December 31, 2006 consisted of the following companies:

•	EGL, Inc.
•	Heartland Express, Inc.
•	Knight Transportation, Inc.
•	Old Dominion Freight Line, Inc.
•	UTi Worldwide, Inc.
•	Cedar Fair, LP
•	Commonwealth Telephone Enterprises, Inc.
•	Franklin Electric Co., Inc.
•	Expeditors International of Washington, Inc.
•	Hub Group, Inc.
•	Landstar System, Inc.
•	Pacer International, Inc.
•	ACE Cash Express, Inc.
•	Celadon Group, Inc.
•	Ennis, Inc.
•	ESCO Technologies, Inc.
•	Hydril Company.

The Committee establishes base salaries for the Named Executive Officers at approximately the 50th percentile of executive pay for executives holding similar positions in the Peer Group. Variations to this objective may occur as dictated by the experience level of the individual, the value of the individual executive to the Company, as well as market and other factors.

Annual incentive payments to the Named Executive Officers are tied to annual financial goals which include payments of up to 50% of the executive’s base pay for reaching a pre-established annual “target” performance goal and up to 100% of the executive’s base pay for reaching a pre-established annual “stretch” performance goal. The Committee has discretion as to the amount of the incentive awards to the Company’s executives for results that fall below the “target” performance goal, between the “target” and “stretch” goals or which exceed the “stretch” goal.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	performance-based incentive compensation;

•	long-term equity incentive compensation;

•	retirement and other benefits (available to all employees); and

•	perquisites and other personal benefits.

Base Salary

The Company provides its Named Executive Officers and other employees with base salaries to compensate them for services rendered during the fiscal year. Base salary ranges for the Named Executive Officers are determined for each executive based on his position and responsibility and by reference to the Peer Group data. The Committee uses the median, or 50th percentile, Peer Group base salary for similarly situated executives as one of the factors in considering an executive’s base salary. Additionally, the Committee conducts an internal review of each executive’s compensation, both individually and compared to other Named Executive Officers, including factors such as level of experience and qualifications of the individual, scope of responsibilities and future potential, goals and objectives established for the executive as well as the executive’s past performance. Review and adjustments to the base salaries for the Named Executive Officers and other executives at the Company are made on an annual basis as part of the Company’s overall performance review process (or upon a promotion or change in the executive’s duties). The base salaries for the Named Executive Officers for the fiscal year ended December 31, 2006 are set forth in the “Salary” column of the Summary Compensation Table on page 20 of this Proxy Statement.

Performance-Based Incentive Compensation

Annual Cash Incentive.  The Committee adopts an incentive performance plan every year upon which the executives’ performance and incentive pay will be based. In reviewing these plans, the Committee tries to ensure that the plan will promote high performance and achievement, encourage growth in shareholder value, and promote and encourage retention of the Company’s executive talent. The plan adopted by the Committee for the fiscal year ended December 31, 2006 set “target” and “stretch” operating income goals for the annual cash incentive award. The Committee set the annual cash incentive amount at 50% of the executive’s base pay for reaching the “target” performance goal and up to 100% of the executive’s base pay for reaching the “stretch” performance goal. The Committee had discretion as to the amount, if any, of any annual incentive awards to the Company’s executives for results that fell below the “target” performance goal, between the “target” and “stretch” goals or which exceeded the “stretch” goal. The Committee met in February of this year to determine whether the Company’s prior-year performance merited payment to the executives under the annual incentive plan and, if so, to determine the amount of such incentive award. The annual incentive awards made to the Named Executive Officers for the Company’s performance for the fiscal year ended December 31, 2006 are set forth in the “Bonus” column of the Summary Compensation Table on page 20 of this Proxy Statement.

Long-Term Equity Incentive Awards

The Named Executive Officers receive incentive awards under the Company’s 1999 Plan. The Committee is charged with administration of the 1999 Plan and has the sole authority to make awards under the 1999 Plan. The Committee has the discretion to award stock options, non-vested restricted shares of common stock, stock appreciation rights and other forms of long-term equity incentives under the 1999 Plan. Annual long-term equity incentive awards to executives are made at the Committee’s regularly scheduled meeting in February. Additionally, newly hired or promoted executives may receive their stock option or non-vested restricted share awards on or soon after their date of hire or promotion.

In making individual awards under the 1999 Plan, the Committee considers a number of factors including the Company’s past financial performance, individual performance of each executive, the retention goal of such a long-term equity incentive award, the grant date value of any proposed award, the other compensation components for the executive, equity plan compensation dilution, the executive’s stock ownership and option holdings and long-term equity incentive awards to executives holding similar positions within the Peer Group.

During 2006, the Committee awarded non-vested restricted shares to the Named Executive Officers. The awards have a vesting period of three years and vest equally over that three-year period. Under the 1999 Plan, the recipients of these non-vested restricted shares are entitled to vote the shares and receive dividends on the shares; however, the shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until they vest pursuant to the terms of the 1999 Plan. Other than the vesting schedule established by the restricted share awards, such shares will vest upon the death or disability of the recipient, as well as a “Change in Control,” as such term is defined in the 1999 Plan.

Awards made to the Named Executive Officers under the 1999 Plan for the fiscal year ended December 31, 2006 are set forth in the Grants of Plan-Based Awards for Fiscal 2006 Table on page 22 of this Proxy Statement.

Stock Ownership Guidelines

Although the Company encourages ownership of Company common stock by the Named Executive Officers, no written required ownership guidelines have been established.

Retirement and Other Benefits

All full-time Company employees are entitled to participate in the Company’s 401(k) retirement plan. Under the Company’s 401(k) retirement plan, the Company will match 25% of an employee’s contribution up to 6% of the employee’s salary, subject to the rules and regulations on maximum contributions by individuals under such a plan. Matching contributions to the Named Executive Officers for the fiscal year ended December 31, 2006 are reflected in the “401(k) Match” column of the All Other Compensation Table on page 21 of this Proxy Statement.

Additionally, all full-time employees of the Company are eligible after one year of continuous service to the Company to participate in the Company’s 2005 Employee Stock Purchase Plan (the “2005 ESPP”). Under the terms of the 2005 ESPP, eligible employees of the Company can purchase Company common stock through payroll deduction and lump sum contributions at a discounted price. The purchase price for such shares of common stock for each Option Period, as described in the 2005 ESPP, will be the lower of: (a) 90% of the closing market price on the first trading day of an Option Period (there are two Option Periods each year — January 1 to June 30 and July 1 to December 31) or; (b) 90% of the closing market price on the last trading day of the Option Period. Under the 2005 ESPP, no Company employee shall purchase more than 2,000 shares of Company common stock per Option Period or shares of common stock having a market value of more that $25,000 per calendar year, as calculated under the 2005 ESPP.

Other than as described above, the Company does not have or provide any supplemental executive retirement plan, or similar plan that provides for specified retirement payments or benefits. Moreover, the Company does not have or provide any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change in Control

Under the 1999 Plan, any non-vested restricted shares, options or other forms of equity-based compensation will vest upon a “Change in Control,” as such term is defined in the 1999 Plan. The market value of all non-vested restricted shares held by the Named Executive Officers as of December 31, 2006, which would vest upon a Change in Control are set forth in the “Market Value of Shares of Stock That Have

Not Vested” column of the Outstanding Equity Awards at Fiscal Year-End Table on page 23 of this Proxy Statement.

Perquisites and Other Personal Benefits

The Company provides its Named Executive Officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers. The Named Executive Officers are provided a monthly car allowance and reimbursement of certain commuting expenses. The amounts of such benefits received by each Named Executive Officer for the fiscal year ended December 31, 2006 are set forth in the “Car Allowance and Commuting Expenses” column of the All Other Compensation Table on page 21 of this Proxy Statement.

Additionally, the Named Executive Officers are eligible to participate in the Company’s health, dental, disability and other insurance plans on the same terms and at the same cost as such plans are available to all of the Company’s full-time employees.

Tax and Accounting Implications

Deductibility of Executive Compensation.  As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. In this regard, for fiscal 2006, any amount of base salary in excess of $1,000,000 for any Named Executive Officer would not be deductible for federal income tax purposes.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included on page 14 of this Proxy Statement.

Submitted by:

C. John Langley, Jr., Chairman
C. Robert Campbell
B. Clyde Preslar

The Compensation Committee of the
Board of Directors

Summary Compensation Table

The following table shows the compensation earned in 2006 by the Named Executive Officers as of December 31, 2006.

				Stock	All Other
		Salary	Bonus ($)	Awards	Compensation
Name and Principal Positions	Year	($)	(1)	($) (2)	($) (3)	Total ($)

Bruce A. Campbell	2006	$393,132	$200,000	$166,571	$18,793	$778,496
Chief Executive Officer and President
Rodney L. Bell(4)	2006	223,246	120,000	125,615	18,883	487,744
Chief Financial Officer, Senior Vice President and Treasurer
Matthew J. Jewell	2006	231,465	120,000	121,504	21,110	494,079
Senior Vice President, General Counsel and Secretary
Chris C. Ruble	2006	218,191	112,500	115,981	19,732	466,404
Senior Vice President, Operations
Craig A. Drum	2006	204,917	105,000	110,458	20,000	440,375
Senior Vice President, Sales
Andrew C. Clarke(4)	2006	110,435	—	—	60,967	171,402
Chief Financial Officer, Senior Vice President and Treasurer

(1)	Represents the Company meeting its 2006 “target” goal for operating income. Under the 2006 annual cash incentive plan, each Named Executive Officer was paid a cash incentive equal to 50% of his respective base salary as of December 31, 2006.

(2)	Represents the proportionate amount of the total fair value of awards of non-vested restricted shares of common stock recognized by the Company as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments, disregarding adjustments for forfeiture assumptions. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards for Fiscal 2006 Table on page 22 of this Proxy Statement. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC. Pursuant to the terms of the Company’s 1999 Plan, upon his resignation Mr. Clarke forfeited 12,000 non-vested restricted shares granted to him during 2006. The forfeited non-vested restricted shares had a grant date fair value of $433,800, which is not included in this column.

(3)	See the All Other Compensation Table on page 21 of this Proxy Statement for additional information.

(4)	Rodney L. Bell was promoted to Chief Financial Officer, Senior Vice President and Treasurer effective June 2, 2006. Previously, Mr. Bell served as Chief Accounting Officer, Vice President, and Controller. Also, effective June 2, 2006, Andrew C. Clarke resigned as Chief Financial Officer, Senior Vice President and Treasurer.

All Other Compensation Table

The following table shows the components of “all other compensation” earned in 2006 by the Named Executive Officers as of December 31, 2006.

			Car
			Allowance			Long-
			and			Term
	Total	Payroll	Commuting		401(k)	Disability
	All Other	Taxes	Expenses	Dividends	Match	Insurance
Name and Principal Positions	($)	($) (1)	($) (2)	(3)	($) (4)	($) (5)

Bruce A. Campbell	$18,793	$—	$11,194	$4,222	$2,743	$634
Chief Executive Officer and President
Rodney L. Bell(6)	18,883	2,616	10,510	3,080	2,043	634
Chief Financial Officer, Senior Vice President and Treasurer
Matthew J. Jewell	21,110	3,876	9,739	3,080	3,781	634
Senior Vice President, General Counsel and Secretary
Chris C. Ruble	19,732	5,089	9,000	2,940	2,069	634
Senior Vice President, Operations
Craig A. Drum	20,000	5,302	9,000	2,800	2,264	634
Senior Vice President, Sales
Andrew C. Clarke(6)	60,967	51,667	5,496	1,680	1,807	317
Chief Financial Officer, Senior Vice President and Treasurer

(1)	This column reports payment by the Company on behalf of the Named Executive Officers for payroll taxes incurred in conjunction with the exercise of nonqualified stock options.

(2)	The Company provides a $9,000 annual car allowance plus reimbursement of certain commuting expenses to officers.

(3)	Represents dividend payments on non-vested restricted shares granted during 2006. These dividend payments are nonforfeitable.

(4)	The amount shown represents the Company’s contributions to the 401(k) Plan.

(5)	Represents premiums paid by the Company for long-term disability insurance for officers of the Company.

(6)	Rodney L. Bell was promoted to Chief Financial Officer, Senior Vice President and Treasurer effective June 2, 2006. Previously, Mr. Bell served as Chief Accounting Officer, Vice President, and Controller. Also, effective June 2, 2006, Andrew C. Clarke resigned as Chief Financial Officer, Senior Vice President and Treasurer.

Grants of Plan-Based Awards for Fiscal 2006

The following table shows the plan-based awards granted to the Named Executive Officers in 2006.

		All Other Stock
		Awards; Numbers	Grant Date Fair
		of Shares of Stock	Value of Stock and
Name	Grant Date	or Units(1)(2)	Option Awards

Bruce A. Campbell	02/12/2006	15,080	$545,142
Rodney L. Bell(3)	02/12/2006	10,000	361,500
	06/02/2006	2,000	77,960
Matthew J. Jewell	02/12/2006	11,000	397,650
Chris C. Ruble	02/12/2006	10,500	379,575
Craig A. Drum	02/12/2006	10,000	361,500
Andrew C. Clarke(3)	02/12/2006	12,000	433,800

(1)	Represents non-vested restricted shares granted under the 1999 Plan.

(2)	Each grant vests equally over a three-year period commencing on the one year anniversary of the grant date.

(3)	Rodney L. Bell was promoted to Chief Financial Officer, Senior Vice President and Treasurer effective June 2, 2006. Previously, Mr. Bell served as Chief Accounting Officer, Vice President, and Controller. Also, effective June 2, 2006, Andrew C. Clarke resigned as Chief Financial Officer, Senior Vice President and Treasurer. Pursuant to the terms of the 1999 Plan, upon his resignation Mr. Clarke forfeited the 12,000 non-vested restricted shares granted to him during 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information about outstanding equity awards at December 31, 2006.

				Stock Awards
	Option Awards				Market
	Number of				Value of
	Securities			Number of	Shares of
	Underlying			Shares of	Stock
	Unexercised	Option		Stock That	That Have
	Options (#)	Exercise	Option	Have Not	Not
	Exercisable	Price	Expiration	Vested (#)	Vested ($)
Name and Principal Positions	(1)	($)	Date	(2)	(3)

Bruce A. Campbell	57,005	$4.17	01/01/2009
Chief Executive Officer	172,453	13.25	02/07/2013
and President	45,001	20.21	10/27/2013
	150,000	28.97	02/14/2015
				15,080	$436,264
Rodney L. Bell(4)	70,686	23.17	02/03/2010
Chief Financial Officer,	30,000	18.82	02/04/2014
Senior Vice President and	112,500	28.97	02/14/2015
Treasurer				10,000	289,300
				2,000	57,860
Matthew J. Jewell	37,500	21.88	07/01/2012
Senior Vice President,	10,402	13.25	02/07/2013
General Counsel and	30,000	18.82	02/04/2014
Secretary	112,500	28.97	02/04/2015
				11,000	318,230
Chris C. Ruble	15,000	18.82	02/04/2014
Senior Vice President,	112,500	28.97	02/14/2015
Operations				10,500	303,765
Craig A. Drum	15,000	18.82	02/04/2014
Senior Vice President,	56,250	28.97	02/14/2015
Sale				10,000	289,300
Andrew C. Clarke(4)	—	—	—	—	—
Chief Financial Officer, Senior Vice President and Treasurer

(1)	Effective December 31, 2005, all outstanding stock options were fully exercisable as the result of the Company’s Board of Directors accelerating the vesting of all outstanding stock options awarded to employees, officers and non-employee directors under the Company’s stock option award plans. However, portions of these options are subject to certain exercise restrictions pursuant to Option Restriction Agreements between the Company and the Named Executive Officers. The Option Restriction Agreements primarily prevent the Named Executive Officers during their employment with the Company from exercising the underlying options until the original exercisable date prior to the vesting acceleration by the Board of Directors. These restrictions lapse upon termination of the officers’ employment. The following table sets forth the scheduled lapsing of the option exercise restrictions.

	Mr. Campbell	Mr. Bell	Mr. Jewell	Mr. Ruble	Mr. Drum
	Amounts	Amounts	Amounts	Amounts	Amounts
Date Restriction Lapses	Lapsing (#)	Lapsing (#)	Lapsing (#)	Lapsing (#)	Lapsing (#)

02/04/2007	—	7,500	7,500	7,500	7,500
02/14/2007	50,000	28,125	28,125	28,125	18,750
02/04/2008	—	7,500	7,500	7,500	7,500
02/14/2008	50,000	28,125	28,125	28,125	18,750
02/14/2009	—	28,125	28,125	28,125	18,750

(2)	Each grant vests equally over a three-year period commencing on the one year anniversary of the grant date.

(3)	The market value is based on the closing price of the Company’s common stock on Nasdaq on December 29, 2006, which was $28.93.

(4)	Rodney L. Bell was promoted to Chief Financial Officer, Senior Vice President and Treasurer effective June 2, 2006. Previously, Mr. Bell served as Chief Accounting Officer, Vice President, and Controller. Also, effective June 2, 2006, Andrew C. Clarke resigned as Chief Financial Officer, Senior Vice President and Treasurer.

Option Exercises and Stock Vested

The following table shows information about option exercises during 2006.

	Option Awards
	Number of Shares
	Acquired on Exercise	Valued Realized Upon
Name	(#)	Exercise ($)(1)

Bruce A. Campbell	7,547	$196,901
Rodney L. Bell(2)	7,500	180,413
	4,316	73,164
Matthew J. Jewell	10,000	267,500
Chris C. Ruble	20,000	418,700
	7,500	155,850
Craig A. Drum	26,250	365,663
Andrew C. Clarke(2)	15,000	342,900
	17,266	246,250
	258,984	3,220,365

(1)	The value realized upon exercise is based on the current market price at the time of exercise less the option exercise price.

(2)	Rodney L. Bell was promoted to Chief Financial Officer, Senior Vice President and Treasurer effective June 2, 2006. Previously, Mr. Bell served as Chief Accounting Officer, Vice President, and Controller. Also, effective June 2, 2006, Andrew C. Clarke resigned as Chief Financial Officer, Senior Vice President and Treasurer.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2006 Annual Report with management and the Company’s independent registered public accounting firm, Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee’s function is more fully described in its charter, which is attached as Appendix A to this Proxy Statement. The Committee reviews the charter on an annual basis. The Board annually reviews the definition of independence under Nasdaq’s listing standards for audit committee members and has determined that each member of the Committee meets that standard.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit and reporting on the consolidated financial statements of the Company and its subsidiaries, management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal controls over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has also discussed with representatives of Ernst & Young LLP the Company’s internal control assessment process, management’s assessment with respect thereto and the firm’s audit of the Company’s system of internal controls over financial reporting.

The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2006 with the Company’s management and has discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, Ernst & Young LLP has provided, and the Audit Committee has received, written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the PCAOB in Rule 3200T.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly reports on Form 10-Q and annual reports Form 10-K prior to filing with the SEC. In its oversight role the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting and for preparing the financial statements, and other reports, and of the independent registered public accountants, who are engaged to audit and report on the consolidated financial statements of the Company and its subsidiaries, management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and the effectiveness of the Company’s internal controls over financial reporting.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from management and the Company and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

B. Clyde Preslar, Chairman
C. Robert Campbell
G. Michael Lynch

Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2007, subject to ratification of the appointment by the shareholders of the Company. The fees billed by Ernst & Young LLP for services rendered to the Company and its subsidiaries in 2006 and 2005 were as follows:

	2006	2005

Audit Fees(1)	$668,216	$711,093
Audit-Related Fees(2)	59,502	60,000
Tax Fees(2)	167,119	199,742
All Other Fees(2)	2,500	66,148

(1)	Includes fees and expenses related to the audit and interim reviews of the Company’s financial statements, the audit of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and the effectiveness of the Company’s internal controls over financial reporting for the fiscal year notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year notwithstanding when the fees and expenses were billed.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. The Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. During 2006 and as of the date of this Proxy Statement, the Audit Committee pre-approved all of these services.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2007. As in the past, the Board has determined that it would be desirable to request ratification of the appointment by the shareholders of the Company. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment of the independent registered public accounting firm.

A representative of Ernst & Young LLP is not expected to be present at the Annual Meeting, and thus, is not expected to make a statement or be available to respond to appropriate questions.

Shareholder Vote Requirement

This Proposal will be approved if the votes cast in favor of the Proposal exceed the votes cast against it. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of Ernst & Young LLP.

The Board of Directors recommends that shareholders vote FOR ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007.

PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN

Last year, our shareholders approved the Company’s adoption of the 2006 Non-Employee Director Stock Plan (the “2006 Director Stock Plan”), which provides for the annual grant of a fixed number of shares of restricted stock to our non-employee directors as part of their annual compensation. At this year’s Annual Meeting, the Board of Directors asks shareholders to approve an amendment and restatement of the 2006 Director Stock Plan, to be known as the Forward Air Corporation Amended and Restated Non-Employee Director Stock Plan (the “2007 Director Stock Plan”). The Board of Directors recommends approval of the 2007 Director Stock Plan in order to provide the Company flexibility to grant different types of stock-based awards to the non-employee directors and flexibility to adjust the size of the grants to take into account such factors as the Company’s performance and changes in the value of the Company’s common stock.

Currently, under the 2006 Director Stock Plan, each non-employee director receives on the first business day following each Annual Meeting of Shareholders an automatic grant of 2,250 restricted shares of common stock that are subject to a three-year ratable vesting schedule. If the 2007 Director Stock Plan is approved, the Board of Directors will have discretion, in lieu of this fixed annual grant, to grant restricted or unrestricted shares or nonqualified stock options in such quantities and subject to such terms and conditions as the Board of Directors will determine from year to year.

The Company reserved 200,000 shares of its common stock for issuance under the 2006 Director Stock Plan which is projected to enable the Company to operate the plan for approximately eight to ten years. Since its inception, 11,250 shares of the Company’s common stock and 2,250 deferred stock units have been awarded to our incumbent non-employee directors under the 2006 Director Stock Plan and 186,500 shares remain available for issuance. These remaining shares will be issuable under the 2007 Director Stock Plan if it is approved. We are not asking shareholders to approve any additional shares for issuance under the 2007 Director Stock Plan.

The following description of the principal features of the 2007 Director Stock Plan is qualified in its entirety by reference to the applicable provisions of the plan document. The full text of the 2007 Director Stock Plan is attached to this Proxy Statement as Appendix B.

If the Company’s shareholders do not approve the 2007 Director Stock Plan, the Company will continue to operate the 2006 Director Stock Plan in its current form. Please write to the Secretary at the address on the cover of this Proxy Statement to request a copy of the 2006 Director Stock Plan. A copy of the 2006 Director Stock Plan was included as Appendix A to the Company’s Proxy Statement filed with the SEC on April 24, 2006, and consequently is also available for viewing on the Internet at the SEC’s website at www.sec.gov.

Summary of Material Provisions of the 2007 Director Stock Plan

Purpose:  The 2007 Director Stock Plan is designed to better enable the Company to attract and retain well-qualified persons for service as directors of the Company. The plan provides directors with an opportunity to increase their ownership interest in the Company and thereby increase their personal interest in the Company’s continued success.

Eligibility:  All members of the Board of Directors who are not employees or officers of the Company will participate in the 2007 Director Stock Plan. As of April 19, 2007, seven directors are eligible to participate.

Shares Subject to the Plan:  The 2007 Director Stock Plan authorizes the issuance of up to 200,000 shares of the common stock of the Company with respect to awards in the form of restricted or unrestricted shares and nonqualified stock options. The number of shares underlying awards granted under the 2006 Director Stock Plan since its inception count against this 200,000 share limit. If any of the awarded shares or options are forfeited or otherwise terminate unexercised, the corresponding shares will be restored to the 2007 Director Stock Plan and will be available for regrant. The number and kind of shares issuable under the 2007 Director Stock Plan, and with respect to outstanding and subsequent awards, will be adjusted to reflect any reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization of the Company. The common stock issued under the 2007 Director Stock Plan will come from authorized but unissued shares of common stock, treasury shares, purchases by the Company on the open market or from any other proper source.

Administration:  The Company’s Board of Directors is the plan administrator. As such, the Board of Directors has the power to construe the plan, to determine all questions arising under the plan and to adopt and amend rules and regulations for the administration of the plan. Such power includes the discretion to determine the form, size, timing and vesting of awards, and such discretion may be exercised with respect to future or then-outstanding awards and need not be exercised uniformly among all directors.

Grants of Awards:  On the first business day after each Annual Meeting of the Shareholders, each non-employee director will automatically be granted an award in such form and quantity as the Board of Directors determines from year to year. Anyone who becomes an eligible director of the Company at a time other than the date of an Annual Meeting of Shareholders will receive, within 30 days of becoming an eligible director, a pro-rata grant reflecting the balance of the period remaining until the next Annual Meeting of Shareholders. Awards will be in the form of restricted or unrestricted shares or nonqualified stock options. The number of shares that will be allocated under awards to eligible directors in the future is not presently determinable.

Terms and Conditions of Restricted Shares:  Each grant of restricted shares will be evidenced by an award agreement setting forth the terms and conditions of the award. All restricted share awards will be non-vested and forfeitable when granted. The restricted shares will become vested and nonforfeitable one year after grant, unless the Board of Directors determines otherwise. Until vested, the director may not sell, assign, pledge or otherwise dispose of the shares, but otherwise will have all incidents of ownership of such shares.

Unless the Board of Directors determines otherwise, the director will forfeit the non-vested shares upon ceasing to serve as a director for any reason other than death or disability. Non-vested restricted shares become fully vested if the director dies or becomes totally disabled. When the restricted shares become vested and nonforfeitable, the restrictions on transfer lapse. Even though a restricted share award may be non-vested at the time, the director will receive dividend payments on the restricted shares when dividends are paid to the Company’s shareholders.

Terms and Conditions of Unrestricted Shares:  Unrestricted shares are fully vested, nonforfeitable and freely transferable upon grant.

Terms and Conditions of Options:  Each grant of options will be evidenced by an award agreement setting forth the terms and conditions of the award. Unless the Board of Directors determines otherwise, all options become exercisable one year after the grant date. Once an option becomes exercisable, it remains exercisable to the extent not exercised until its expiration date or earlier termination. The Board of Directors will determine the term of options, but in no event will options expire later than ten years after the grant date. If a director’s service with the Company terminates due to death or disability, his or her outstanding options become fully exercisable and will remain exercisable for one year thereafter or, if earlier, until the expiration date. If a director’s service with the Company terminates for any other reason, unless the Board of Directors determines otherwise, his or her options which are not then exercisable will be cancelled and the remaining options will remain exercisable for 90 days thereafter or, if earlier, until the expiration date. Options are exercisable only by the director during his or her lifetime and may not be transferred other than by will or the laws of descent and distribution unless the Board of Directors provides otherwise.

The exercise price per share of an option is 100% of the fair market value of a share of Company common stock as of the grant date. For this purpose, “fair market value” as of a given date means (i) the closing sale price for the shares of Company common stock on Nasdaq or any national exchange on which such shares are traded on such date (or if such market or exchange was not open for trading on such date or no shares of Company common stock traded on that date, the next preceding date on which it was open and the shares did trade); or (ii) if the Company stock is not listed on Nasdaq or on an established and recognized exchange, such value as the Board of Directors, in good faith, determines based on such relevant facts, which may include opinions of independent experts, as may be available to the Board of Directors.

Elective Deferral of Shares:  Each director may elect to defer receipt of the shares under a restricted or unrestricted share award, but not an option award, until the director terminates service on the Board of Directors. Any such election must be made in accordance with applicable federal tax laws and is irrevocable once made. If a director elects to defer receipt of shares, the Company will create a bookkeeping reserve account to which it will credit a number of stock units under the director’s name equal to the number of restricted or unrestricted shares that the director otherwise would have received on the respective grant date. Each stock unit represents the right to receive one share of common stock of the Company in the future when the director’s service terminates, subject to the same vesting terms and conditions that apply to the restricted share awards, as applicable. The stock units do not represent actual ownership in shares and the director will not have voting rights or other incidents of ownership until the shares are issued. The Company will, however, credit dividend equivalent payments in the form of additional, vested stock units to the bookkeeping reserve account on each cash dividend payment date.

Change of Control Transactions.  Upon a change of control of the Company, non-vested restricted shares become fully vested and nonforfeitable and unexercised options not then exercisable become fully exercisable. In addition, upon a change of control of the Company, all outstanding options not exercised prior to or upon the change of control will terminate at the effective time of such change of control unless provision is made in connection with the transaction for the continuation, assumption or settlement of such options by, or for the substitution of equivalent options of, the surviving or successor entity or a parent thereof. All stock units will be settled in shares of Company common stock or in cash at the discretion of the Board of Directors upon the change of control or as soon as practicable thereafter but in no event later than the close of the calendar year in which the change of control occurs.

A “change of control” means the happening of any of the following:

(i) the acquisition, other than from the Company, in one or more transactions by any person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), of the beneficial ownership of more than a majority of (A) the then-outstanding shares of the securities of the Company, or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”);

(ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company;

(iii) upon the effective time of any merger, share exchange, consolidation or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; or

(iv) when, during any period of two consecutive years during the existence of the plan, the individuals who, at the beginning of such period, constitute the Board of Directors cease for any reason to constitute at least a majority of the members of the Board of Directors. Persons who were elected by or on the recommendation or approval of at least two-thirds of the members of the Board of Directors who were in office at the beginning of such period are deemed to have been in office during the two-year period for purposes of this provision.

Term of the Plan; Amendments:  The 2007 Director Stock Plan will become effective on the day after the date of this year’s Annual Meeting of Shareholders if it is approved by the shareholders and will supersede the terms of the 2006 Director Stock Plan. It will continue in effect indefinitely until all shares of common stock approved for issuance under the 2007 Director Stock Plan have been issued, unless the Board of Directors acts to terminate the plan sooner. The Board of Directors may amend, suspend or terminate the 2007 Director Stock Plan or any portion of it at any time as it determines appropriate, without further action by the Company’s shareholders, except to the extent required by applicable law or by any stock exchanges upon which the common stock may be listed; provided, however, that no action of the Board of Directors to amend, suspend or terminate the plan may impair a director’s rights with respect to any grant of an award previously made under the plan without the director’s consent. The 2007 Director Stock Plan also may be amended by the Board of Directors at any time, retroactively if required in the opinion of the Company, in order to ensure that the plan complies with the requirements of Section 409A of the Code.

U.S. Federal Income Tax Consequences

The following discussion of the U.S. federal income tax consequences relating to the 2007 Director Stock Plan is based on present U.S. federal tax laws and regulations. This is not a complete description of the U.S. federal tax laws. A non-employee director may be subject to certain U.S. state and local taxes and non-U.S. taxes, which are not described below.

Options:  A non-employee director recognizes no income when the options are granted. Upon exercising the options, the non-employee director recognizes compensation income equal to the excess of the fair market value of the underlying shares on that date over the exercise price. Upon the sale of the stock, the non-employee director recognizes capital gain or loss equal to the difference between the sale proceeds and the fair market value of the stock on the exercise date. The capital gain or loss is long-term if the stock was held for more than one year; otherwise it is short-term. The Company generally may deduct the compensation recognized by the non-employee director.

Restricted Shares:  A non-employee director generally recognizes no income when the restricted shares are granted. However, the non-employee director may elect to recognize income equal to the fair market value of the underlying shares on the grant date. When the restricted shares vest, a non-employee director who did not recognize income on the grant date recognizes compensation equal to the fair market value of the underlying shares on that vesting date. Alternatively, a non-employee director who elected to recognize income on the grant date does not recognize, on the vesting date, the gain in or loss of value of the underlying shares. Such gain or loss will be recognized when the restricted shares are transferred. The Company generally may deduct an amount equal to the income recognized by the non-employee director on the grant date or the vesting date, as applicable.

Unrestricted Shares:  A non-employee director recognizes income when the unrestricted shares are granted. The Company generally may deduct an amount equal to the income recognized by the non-employee director.

Stock Units:  A non-employee director recognizes no income when the stock units are granted. When the stock units are settled, the non-employee director will recognize income for the year of the settlement equal to the fair market value of the shares received. Upon selling those shares, the non-employee director recognizes capital gain or loss equal to the sale price less the fair market value of the shares on the settlement date. The Company generally may deduct an amount equal to the income recognized by the non-employee director on the settlement date. The grant of stock units under the Plan is intended to comply with Section 409A of the Code. If any of the Plan terms subjects a non-employee director to gross income inclusion, interest, or additional tax under Section 409A of the Code, those terms are inapplicable.

Shareholder Vote Requirement

This Proposal will be approved if the votes cast in favor of the Proposal exceed the votes cast against it. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of the Amended and Restated Non-Employee Director Stock Plan.

The Board of Directors recommends that shareholders vote FOR approval of the Amended and Restated Non-Employee Director Stock Plan.

Other Matters

The Board of Directors knows of no other matters that may come before the meeting; however, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, Nasdaq and the Company. Based solely on a review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our directors and executive officers that no other reports were required, during and for the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater than 10% shareholders were complied with, except that the accrual of dividend equivalent rights on previously granted restricted stock units was not timely reported on one Form 4 by C. Robert Campbell.

Deadline for Submission to Shareholders of Proposals to be Presented at the 2008 Annual Meeting of Shareholders

Any proposal intended to be presented for action at the 2008 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company at its principal executive offices not later than December 21, 2007 in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its 2008 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by Rule 14a-8 of the Exchange Act.

For other shareholder proposals to be timely (but not considered for inclusion in the proxy statement for the 2008 Annual Meeting of Shareholders), a shareholder’s notice must be received by the Secretary of the Company not later than March 5, 2008 and the proposal and the shareholder must comply with Rule 14a-4 under the Exchange Act. In the event that a shareholder proposal intended to be presented for action at the next Annual Meeting is not received prior to March 5, 2008, proxies solicited by the Board of Directors in connection with the Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the Annual Meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of 2007 Annual Meeting of Shareholders, Proxy Statement and 2006 Annual Report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of each document to you if you write the Company’s Secretary at Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745, or call (423) 636-7000. If you want to receive separate copies of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or, if the shares are not held in “street name,” you may contact the Company at the above address and phone number.

Miscellaneous

It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend the Annual Meeting in person are urged, regardless of the number of shares of common stock owned, to please vote and submit your proxy over the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy in the envelope provided as promptly as possible. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 is included within the Annual Report provided with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. Copies of exhibits filed with the Form 10-K are available upon written request. Requests should be made in writing to Matthew J. Jewell, Secretary of the Company, at Forward Air Corporation, 430 Airport Road, Greeneville, Tennessee 37745.

By Order of the Board of Directors,

Matthew J. Jewell
Senior Vice President, General Counsel and Secretary

Greeneville, Tennessee
April 19, 2007

APPENDIX A

FORWARD AIR CORPORATION

AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the Audit Committee (the “Committee”) of Forward Air Corporation (the “Company”). The Committee shall review and reassess this charter at least annually and obtain the approval of the board of directors. The Committee shall be appointed by the board of directors and shall comprise of at least three directors, each of whom shall meet the independence and qualification requirements of The Nasdaq Stock Market, Inc., Section 104(m)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Committee should also disclose, in accordance with applicable regulatory requirements, whether any member of the Committee is a “financial expert” as defined by the SEC. In fulfilling its responsibilities, the Committee may delegate responsibilities to a subcommittee consisting of one or more members of the Committee.

STATEMENT OF POLICY

The Committee shall provide assistance to the board of directors in its oversight of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit process, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board.

In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, internal audit personnel and management of the Company and the Committee shall from time to time meet separately in executive session with the independent auditors, internal audit personnel and management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties, and the Company shall provide for appropriate funding, as determined by the Committee for the payment of (a) compensation to the independent auditor(s) engaged for the purpose of preparing or issuing the audit report or performing other audit, review or attest services for the Company; (b) compensation to any independent advisers employed by the Committee; and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee will work closely with management and independent auditors to promote accurate, high-quality, and timely disclosure of financial and other information to the board, the public markets and shareholders.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of its activities to the board. The Committee recognizes that management is responsible for preparing the Company’s financial statements, and that the independent auditors are responsible for auditing those financial statements. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances, and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Committee, as representatives of the Company’s shareholders. The Committee shall have the ultimate authority and responsibility to select, appoint, compensate, evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their objectivity and independence from management and the Company and matters included in the formal written statement required by the Independence Standards Board which delineates all relationships between the independent auditors and the Company. Annually, the Committee shall review and appoint the Company’s independent auditors, subject to ratification by the shareholders at the Annual Meeting. In the event that the shareholders do not ratify the Committee’s appointment of independent auditors, the Committee will reconsider the appointment. The Committee will ensure the independence of the outside auditors through the pre-approval of all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to and in accordance with Section 10A(i) of the Exchange Act and the Committee’s pre-approval policy, as it may be amended from time to time.

•	The Committee shall discuss with the independent auditors and with Company financial management and internal audit personnel the overall scope and plans for audits including the scope of the proposed audit for the current year, audit procedures to be utilized, and the adequacy of audit staffing and compensation. At the conclusion thereof, the Committee shall review such audit, including any comments or recommendations of the independent auditors. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

•	The Committee shall review with the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee shall, at least annually, meet with the Company’s financial and accounting personnel for a report including the review of any related party transactions and any issues that may affect in any material way the financial reporting process, the financial risks of the Company and the internal control systems of the Company. Further, the Committee periodically should review Company policy statements to determine their adherence to the code of conduct. The Committee shall also monitor and oversee the Company’s legal compliance programs and code of business conduct and ethics.

•	The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls or auditing or related matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Review of the quarterly financial statements by the independent auditors and Committee will occur prior to the public release of such quarterly financial results. Review of the Form 10-Q by the independent auditors and Committee will occur prior to the Company’s filing of the Form 10-Q. The chair of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders, if distributed prior to the filing of Form 10-K). The Committee shall review with the independent auditors (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences. The Committee shall also discuss with the independent auditors their judgment about the quality, not merely the acceptability, of accounting principles relied upon therein, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements, as well as matters affecting the quality of the Company’s financial reporting and the fairness of the presentation in the financial statements of the financial condition and the financial risks of the Company. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Based on such review and discussion, the Committee shall consider whether to recommend to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	The Committee shall review disclosures made to the Committee by the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and internal audit personnel regarding: (i) any significant deficiencies in the design or operation of internal controls of the Company which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, material or otherwise, that involves management or other senior personnel.

APPENDIX B

FORWARD AIR CORPORATION

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN

SECTION 1.	Establishment; Purpose.

Effective May 24, 2006, Forward Air Corporation, a Tennessee corporation (the “Company”), established and currently maintains the 2006 Non-Employee Director Stock Plan (the “2006 NED Plan”) to attract and retain well-qualified persons for service as directors of the Company and to provide directors with an opportunity to increase their ownership interest in the Company and, thereby, increase their personal interest in the Company’s continued success. The Company’s Board of Directors (the “Board”) now finds it desirable and in the best interests of the Company and its shareholders to amend and restate the 2006 NED Plan as set forth herein and to be known hereafter as the Amended and Restated Non-Employee Director Stock Plan (the “Plan”). The Plan, upon its approval by the Company’s shareholders, shall be a continuation of the 2006 NED Plan under these amended and restated terms.

Under the Plan, the Company may grant non-employee directors equity compensation in the from of restricted shares (the “Restricted Shares”) of the $0.01 par value common stock of the Company (the “Common Stock”), unrestricted shares of Common Stock (the “Unrestricted Shares” and, together with the Restricted Shares, the “Award Shares”), and nonqualified stock options (the “Options”) for the purchase of Common Stock (all such grants are referred to individually as an “Award” and collectively as “Awards”).

SECTION 2.	Administration.

Responsibility and authority to administer and interpret the provisions of the Plan shall be conferred upon the Board. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend rules and regulations for the administration of the Plan. Without limiting the foregoing, the Board shall have the discretion to determine the form, size, timing and vesting of Awards, and such discretion may be exercised with respect to future or then-outstanding Awards and need not be exercised uniformly among all directors. The Board may employ attorneys, consultants, accountants or other persons, and the Board, the Company and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Board shall be paid by the Company. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all recipients who have received Awards, the Company and other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or Awards made hereunder, and all members of the Board shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 3.	Shares of Common Stock Subject to the Plan.

(a) Number of Shares Issuable Under the Plan.  Subject to Section 3(b), up to 200,000 shares of Common Stock may be issued with respect to grants of Awards under the Plan (inclusive of Awards granted under the 2006 NED Plan prior to its amendment and restatement herein). In the event that any Awards, or portions of an Award, granted under the Plan, or Stock Units credited to a bookkeeping reserve account with respect to deferred Award Shares, terminate unexercised or are canceled, surrendered or forfeited for any reason, then the number of Award Shares and Stock Units or the number of shares underlying the Options which terminated unexercised or were canceled, surrendered or forfeited shall be added to the remaining number of shares of Common Stock for which Awards may be issued under the Plan.

(b) Adjustments.  The Board shall appropriately adjust the exercise price of outstanding Options and the maximum number and kind of shares subject to the Plan, Stock Units credited under the Plan, outstanding Awards and subsequent Awards in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering or any change in capitalization of the Company.

(c)  Source of Shares.  The Common Stock issued under the Plan will come from authorized but unissued shares of Common Stock, treasury shares, purchases by the Company on the open market or from any other proper source. The Company will set aside and reserve for issuance under the Plan the number of shares set forth in Section 3(a), as adjusted.

SECTION 4.	Eligibility.

All directors of the Company who are neither employees of the Company nor officers of the Company shall be eligible participants in the Plan.

SECTION 5.	Grants of Awards.

(a) Annual Grants.  Each individual who serves as a director of the Company and is, on the grant date, an eligible participant shall automatically be granted an Award, in such form and size as the Board determines from year to year (the “Annual Grant”), on the first business day after each Annual Meeting of Shareholders of the Company at which directors are elected (an “Annual Meeting”). Each Annual Grant shall be evidenced by a written agreement or other evidence of issuance (an “Award Agreement”) in such form acceptable to the Company and not inconsistent with the terms and conditions specified in the Plan.

(b) Pro-Rata Grants.  Each person who first becomes an eligible director on a date other than the date of an Annual Meeting shall receive, within 30 days of the date such person is appointed as or first becomes a non-employee director, a pro-rata grant of a number of Award Shares or Options, depending on the form of Annual Grant granted on the first business day following the last preceding Annual Meeting (the “Preceding Annual Grant”), equal to the number, rounded up to the nearest whole number, determined by multiplying the shares underlying the Preceding Annual Grant by a fraction, (i) the numerator of which is the number of whole and partial months during the period measured from the date of appointment as an eligible director until the next following May 1st, and (ii) the denominator of which is 12.

SECTION 6.	Terms and Conditions of Award Shares.

Award Shares may be granted with or without restrictions. The terms and conditions of such Awards shall be as set forth below.

(a) Unrestricted Shares.  Unrestricted Shares are vested, nonforfeitable and freely transferable when granted under the Plan.

(b) Restricted Shares.

(i) Vesting.  Restricted Shares are non-vested and forfeitable when granted under the Plan. Unless otherwise determined by the Board, Restricted Shares shall become vested and nonforfeitable one year after the date of grant so long as the director’s service with the Company has not earlier terminated. If the director’s service with the Company terminates due to death or total disability, the Restricted Shares that have not previously become vested and nonforfeitable shall become vested and nonforfeitable as of the date that the director’s service with the Company so terminates. If the director’s service with the Company terminates for any reason other than death or total disability, then, unless the Board determines otherwise, all Restricted Shares that are not then vested and nonforfeitable will be immediately forfeited by the director and transferred to the Company upon such termination at no cost to the Company.

(ii) Restrictions on Transfer.  Until the Restricted Shares become vested and nonforfeitable, the Restricted Shares may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. The Company shall not be required to (i) transfer on its books any Restricted Shares that have been sold or transferred in contravention of the Plan or (ii) treat as the owner of shares, or otherwise accord voting, dividend, distribution or liquidation rights to, any transferee to whom Restricted Shares have been transferred in contravention of the Plan.

(iii) Shareholder Rights; Share Certificates.  Each participating director shall be reflected on the Company’s books as the owner of record of the Restricted Shares as of the date of grant and shall possess all incidents of ownership of such shares, subject to Section 6(b)(ii), including the right to receive cash dividends with respect to such shares and to vote such shares; provided, that shares of Common Stock distributed in connection with a stock split or stock dividend shall be subject to restrictions on transfer and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such shares are distributed. The Company will hold the share certificates for safekeeping, or otherwise retain the shares in uncertificated book entry form, until the Restricted Shares become vested and nonforfeitable. Until the Restricted Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that the director may not sell, assign, transfer, pledge or hypothecate the Restricted Shares. All regular cash dividends on the Restricted Shares held by the Company will be paid directly to the director. As soon as practicable after vesting of the Restricted Shares, the Company will deliver such shares in uncertificated book entry form or in certificate form to the director, or deliver such shares electronically or in certificate form to the director’s designated broker on the director’s behalf.

SECTION 7.	Terms and Conditions of Options.

(a) Exercisability.  Unless the Board determines otherwise, the Options shall become exercisable one year after the date of grant so long as the director’s service with the Company has not earlier terminated. Once an Option has become exercisable, it shall remain exercisable, to the extent not exercised, until its expiration date or earlier termination pursuant to Section 7(b).

(b) Post-Termination Exercise.  If a director’s service with the Company terminates due to the director’s death or total disability, the outstanding Options granted to such director shall become exercisable in full and shall remain exercisable for a period of one year thereafter but not beyond their expiration date. If a director’s service with the Company terminates for any other reason, unless the Board determines otherwise, all Options granted to such director which are not then exercisable shall be canceled and the remaining Options shall continue to be exercisable for 90 days thereafter but not beyond their expiration date.

(c) Exercise Price.  The exercise price per share for each Option granted under the Plan shall be 100% of the Fair Market Value (as defined below) of a share of Common Stock as of the date of grant. “Fair Market Value” as of a given date for purposes of the Plan and any Award Agreement means (i) the closing sale price for the shares on The NASDAQ Stock Market or any national exchange on which shares of Common Stock are traded on such date (or if such market or exchange was not open for trading on such date or no shares of Common Stock traded on that day but were listed for trade, the next preceding date on which it was open and the shares of Common Stock did trade); or (ii) if the Common Stock is not listed on The NASDAQ Stock Market or on an established and recognized exchange, such value as the Board, in good faith, shall determine based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

(d) Method of Exercise.  Unless the Board determines otherwise, payment of the exercise price shall be in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or both, as elected by the director.

(e) Restrictions on Transfer.  The Options shall be exercisable only by the director during his or her lifetime and may not be transferred other than by will or the laws of descent and distribution unless the Board determines otherwise.

(f) Expiration of the Options.  The Options shall expire, if not sooner exercised or terminated, as of such date determined by the Board and set forth in the applicable Award Agreement; provided, however, that no Option shall expire later than 10 years after its date of grant.

SECTION 8.	Deferral of Award Shares.

(a) Deferral of Award Shares.  Directors may elect to defer receipt of Award Shares in accordance with the election procedures set forth below. If a director elects to defer the receipt of Award Shares, the number of Award Shares deferred shall be credited as Stock Units to a bookkeeping reserve account established for the director under the Plan as of the date that the Award Shares otherwise would have been issued to the director. Each Stock Unit shall represent the right to receive one share of Common Stock when the director incurs a separation from service with the Company (a “Separation From Service”) within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), provided that the Stock Unit is or has become vested and nonforfeitable on or before such date. Stock Units representing deferred Restricted Shares shall become vested and nonforfeitable at the same time and subject to the same conditions as the corresponding Restricted Shares to which they relate would have become vested and nonforfeitable but for their deferral of issuance.

(b) Settlement of Stock Units.  Except as provided in Section 9(a), all vested Stock Units shall be settled upon the date that the director incurs a Separation From Service with the Company or as soon as practicable thereafter but in no event later than the close of the calendar year in which the Separation From Service occurs or such later date as may be permitted under Section 409A of the Code. Except as provided in Section 9(a), all vested Stock Units shall be settled in the form of shares of Common Stock issued to the director or the director’s estate as applicable, provided that any vested fractional Stock Units credited to a director’s bookkeeping reserve account shall be settled in cash. If the director’s service with the Company terminates for any reason other than death or total disability, all Stock Units that are not then vested will be immediately forfeited by the director.

(c) Deferral Election Procedures.  All deferral elections shall be made in accordance with the following procedures:

(i) An election pursuant to Section 8(a) shall be made by the director by executing and delivering a deferral agreement, in the form approved by the Company, to the Secretary of the Company. The deferral agreement shall become effective with respect to such director as of the first day of January following the date such deferral agreement is received by the Secretary of the Company; provided, however, that in the case of the first year in which the director becomes eligible to participate in the Plan, the director may execute and deliver a deferral agreement to the Secretary of the Company before or within 30 days after the date the individual becomes an eligible director to be effective as of the first day following the date such deferral agreement is received by the Secretary of the Company. A director’s election shall continue in effect, unless earlier modified by the director, until the director no longer serves as a director of the Company or, if earlier, until the director ceases to participate in the Plan.

(ii) A director may unilaterally modify a deferral agreement (either to terminate, increase or decrease the portion of the director’s future grants of Award Shares which are subject to deferral) by providing a written modification of the deferral agreement, in a form approved by the Company, to the Secretary of the Company. The modification shall become effective as of the first day of January following the date such written modification is received by the Secretary of the Company.

(iii) The Board may from time to time establish policies or rules consistent with the requirements of Section 409A of the Code, to govern the manner in which deferrals of Award Shares may be made.

(d) Rights in Respect of Deferred Award Shares.  Award Shares that are deferred shall not represent an actual ownership in shares of Common Stock and the director shall have no voting or other rights as a shareholder in respect of Stock Units credited to the director’s bookkeeping reserve account. On each cash dividend payment date with respect to shares of Common Stock, each director who has Stock Units credited to a bookkeeping reserve account under the Plan on the record date for such dividend shall have credited to such account, as a dividend equivalent payment, additional Stock Units which shall be fully vested. The number of additional Stock Units to be so credited shall equal: (i) the product of (x) the per-share cash dividend payable, multiplied by (y) the total number of Stock Units which have not been settled or forfeited as of the record date for such dividend, divided by (ii) the Fair Market Value (as defined in Section 7(c)) of one share of Common Stock on the payment date of such dividend. If the unit holder’s Stock Units have been settled after the record date but prior to the dividend payment date, any Stock Units that would be credited pursuant to the preceding sentence shall be settled on or as soon as practicable after the dividend payment date.

(e) Transferability of Rights.  No director shall have the right to assign any right or interest in any Stock Unit or shares of Common Stock subject to a Stock Unit, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock Unit or shares of Common Stock so deferred or any such right or interest, other than by will or the laws of descent and distribution.

SECTION 9.	Change of Control.

(a) Acceleration of Vesting, Exercisability, and Award Termination upon Change of Control.  In the event of a “Change of Control” (as defined below), (1) all Restricted Shares, Options and Stock Units awarded under the Plan not previously vested, exercisable and nonforfeitable shall become fully vested, exercisable and nonforfeitable as of the date of, and immediately before, such Change of Control; (2) all outstanding Options not exercised prior to or upon the Change of Control will terminate at the effective time of such Change of Control unless provision is made in connection with the transaction for the continuation, assumption or settlement of such Options by, or for the substitution of equivalent options of, the surviving or successor entity or a parent thereof; and (3) all Stock Units credited to accounts as of the Change of Control will be settled in shares or in cash at the discretion of the Board upon the Change of Control or as soon as practicable thereafter but in no event later than the close of the calendar year in which the Change of Control occurs.

(b) Definition of Change of Control.  For purposes of this Section 9, a “Change of Control” means the happening of any of the following:

(i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this Section 9(b), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than a majority of (A) the then-outstanding shares of the securities of the Company, or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”);

(ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company;

(iii) the effective time of any merger, share exchange, consolidation or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; or

(iv) when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 9(b)(iv)).

For purposes of this Section 9(b), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

SECTION 10.	Amendment or Discontinuance.

The Board may amend, suspend or terminate the Plan or any portion thereof at any time as it determines appropriate, without further action by the Company’s shareholders, except to the extent required by applicable law or by any stock exchanges upon which the Common Stock may be listed; provided, however, that no action of the Board to amend, suspend or terminate the Plan may impair a director’s rights with respect to any Awards or Stock Units previously made under the Plan without the director’s consent. Notwithstanding the foregoing, the Plan may be amended by the Board at any time, retroactively if required in the opinion of the Company, in order to ensure that the Plan complies with the requirements of Section 409A of the Code. No such amendment shall be considered prejudicial to any interest of a director.

SECTION 11.	Effective Date and Term of Plan.

The Plan as herein amended and restated shall become effective on the day after the date of the 2007 Annual Meeting of Shareholders of the Company, subject to the approval of a majority of the shareholders of the Company. Unless sooner terminated by the Board, the Plan shall continue in effect indefinitely until all shares of Common Stock approved for issuance under the Plan by the shareholders of the Company have been issued. Awards and Stock Units granted prior to termination of the Plan shall, notwithstanding termination of the Plan, continue to be effective and shall be governed by the Plan.

SECTION 12.	Continuation of Director or Other Status.

Nothing in the Plan or in any instrument executed pursuant to the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company will retain a participant as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any participant any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the provisions of the Company’s charter, bylaws or the Tennessee Business Corporation Act relating to the removal of directors.

SECTION 13.	The Company’s Rights.

The existence of the Plan, grants of Awards, or crediting of Stock Units shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 14.	No Trust or Fund Created.

Neither the Plan nor any Awards or crediting of Stock Units to a bookkeeping reserve account shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a director or any other person. To the extent that any director or other person acquires a right to receive payments from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

SECTION 15.	Governing Law.

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Tennessee pertaining to contracts made and to be performed wholly within such jurisdiction.

SECTION 16.	409A Savings Clause.

It is intended that the Plan comply with Section 409A of the Code. The Plan shall be administered, interpreted and construed in a manner consistent with such Section. Should any provision of the Plan not comply with the provisions of Section 409A of the Code, that provision shall have no effect on the remaining parts of the Plan and the Plan shall be construed and enforced as if such provision had never been inserted herein.

SECTION 17.	Compliance with Laws.

To the extent the Company is unable to or the Board deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any shares under the Plan, the Company shall be relieved of any liability with respect to the failure to issue such shares as to which such requisite authority shall not have been obtained.

ATTN: LEGAL DEPARTMENT
430 AIRPORT ROAD
GREENEVILLE, TN 37745
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COMMUNICATIONS
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Forward Air Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FORWA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORWARD AIR CORPORATION
The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Vote on Directors

1.	Election of Directors for terms that will expire at the 2008
Annual Meeting of Shareholders
01) Bruce A. Campbell           05) Tracy A. Leinbach
02) C. Robert Campbell          06) G. Michael Lynch
03) Richard W. Hanselman     07) Ray A. Mundy
04) C. John Langley, Jr. 08) B. Clyde Preslar	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm.	☐	☐	☐

3.	Approval of the Amended and Restated Non-Employee Director Stock Plan.	☐	☐	☐

4.	In their discretion, to transact all other business as may properly come before the meeting or any adjournment or postponement thereof.
PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

MATERIALS ELECTION - As of July 1, 2007,
SEC rules permit companies to
send you a notice that proxy information is available
on the Internet, instead of mailing you a complete
set of materials. Check the box to the right if you
want to receive a complete set of future proxy
materials by mail, at no cost to you. If you do not
take action you may receive only a Notice.
☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY
FORWARD AIR CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF FORWARD AIR CORPORATION
          The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, hereby appoints Bruce A. Campbell and Richard W. Hanselman, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of Forward Air Corporation owned of record by the undersigned on all matters which may come before the 2007 Annual Meeting of Shareholders to be held in the Catalpa Room at The Ritz-Carlton Lodge, Reynolds Plantation, One Lake Oconee Trial, Greensboro, Georgia 30642, on May 22, 2007, at 8:00 a.m., EDT, and any adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve, or for good cause will not serve, on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the meeting and on other matters which may properly come before the 2007 Annual Meeting and any adjournments thereof.
          You are encouraged to specify your choice by marking the appropriate box (see reverse side), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote these shares unless you sign and return this card.
          This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all of the director nominees and “FOR” Proposals 2 and 3.